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Exhibit 5.2

CONSENT OF EXPERT

        The undersigned, on his own behalf and on behalf of Turnberry Projects (Pty) Ltd., hereby consents to the references to, and the information derived from, the report titled "Updated Technical Report (Updated Feasibility Study) Western Bushveld Joint Venture (Elandsfontein and Frischgewaagd)", dated November 20, 2009 with an effective date of October 8, 2009, and to the references, as applicable, to the undersigned's name and to Turnberry Projects (Pty) Ltd. included in or incorporated by reference in the Registration Statement on Form F-10 filed by Platinum Group Metals Ltd., dated December 9, 2014, as amended, and any further amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

/s/ GORDON I. CUNNINGHAM Gordon I. Cunningham Turnberry Projects (Pty) Ltd. Date: December 19, 2014

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  Exhibit 5.2
CONSENT OF EXPERT